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Exhibit 23.2

Consent of Independent Auditors

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement (Form S-3) of Medwave, Inc., (the "Company") for the registration of 1,110,000 shares of its Common Stock of our report dated June 19, 2003, relating to the April 30, 2003 financial statements of Medwave, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 2003.

        We also consent to the reference to us under the caption "Experts" in the prospectus.

                      /s/ BDO Seidman, LLP
                      BDO Seidman, LLP

Boston, Massachusetts
February 6, 2004

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  Exhibit 23.2
Consent of Independent Auditors